EXHIBIT 23.2


DALE MATHESON                      Partnership of:  Robert J. Bukart, Inc.
CARR-HILTON LABONTE                                 James F. Carr-Hilton, Ltd.
_____________________                               Alvin F. Dale, Ltd.
CHARTERED ACCOUNTANTS                               Peter J. Donaldson, Inc.
                                                    R.J. LaBonte, Ltd.
                                                    Robert J. Matheson, Inc.
                                                    Fraser G. Ross, Ltd.

________________________________________________________________________________

June 4, 2004



U.S. SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
450 Fifth Street, N.W.
Washington,  D.C.  20549


RE:  LEXINGTON RESOURCES, INC. - FORM S-8 REGISTRATION OF 400,000 SHARES


Dear Sir/Madame:

As Independent Chartered Accountants, we hereby consent to the inclusion or incorporation by reference in the Form S-8 Registration Statement dated June 4, 2004, of the following:

Our report dated February 19, 2004, except for Note 11 which is dated March 12, 2004, to the Stockholders and Board of Directors on the consolidated financial statements of the Company as at December 31, 2003 and for the period from September 29, 2003 (inception) to December 31, 2003 included in the Company's filings on Forms 10-KSB.


Sincerely,


"DALE MATHESON CARR-HILTON LABONTE"


DALE MATHESON CARR-HILTON LABONTE
CHARTERED ACCOUNTANTS


A MEMBER OF MMGI INTERNATIONAL, A WORLDWIDE NETWORK OF INDEPENDENT ACCOUNTANTS AND BUSINESS ADVISORS.

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